THE NEW GERMANY FUND, INC.
REPORT OF STOCKHOLDERS' MEETING

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   The Fund held its Annual Meeting of Stockholders on June 13, 2002. The two
matters voted upon by stockholders and the resulting votes for each matter were as follows:

                                                                       VOTING RESULTS*
                                                                       -----------------
                                                                         AGAINST/
                                                              FOR        WITHHELD           ABSTAINED
                                                              ----       ---------          ---------
   1. Election of the following Directors:
     John A. Bult                                             22,121        660                --
     John H. Cannon                                           22,103        678                --
     Robert H. Wadsworth                                      22,131        650                --
     Peter Zuhlsdorff                                         21,989        792                --

   2. Selection of Independent Accountants                    22,462        203               115

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   *In thousands of shares